UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INTERCONTINENTAL EXCHANGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 25, 2022

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2022

This supplement to the Proxy Statement, dated May 6, 2022 (this “Supplement”), supplements the definitive proxy statement filed by Intercontinental Exchange, Inc., (“we” or the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on March 25, 2022 (the “2022 Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2022 Annual Meeting of Stockholders, scheduled to be held via webcast on Friday, May 13, 2022 at 8:30 a.m., Eastern time (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about May 6, 2022.

This Supplement updates the disclosure in the 2022 Proxy Statement to present the following slides to be used in discussions with stockholders regarding support for management’s proposal for the approval of amendments to the Company’s current Certificate of Incorporation to lower the special meeting ownership threshold to 20%.

This Supplement also updates the disclosure in the 2022 Proxy Statement in the section titled “Certain Relationships and Related Party Transactions” by adding a new heading titled “Private Aircraft Arrangement” at the end of the section as follows:

As previously disclosed, beginning in 2020, ICE’s Nominating & Corporate Governance Committee approved an arrangement that permits a private aircraft owned by Mr. Sprecher and his wife, Kelly Loeffler, to be included in the pool of aircraft managed by a majority owned ICE subsidiary. To help offset certain fixed costs associated with owning and operating aircraft, this company manages multiple aircraft that are owned by ICE, unaffiliated third parties and Mr. Sprecher and his wife. The minority owners of the management subsidiary consist of Mr. Sprecher and his wife, who own a 5% interest in the management company, and unaffiliated third parties, who each also own a 5% interest. Under the arrangement, Mr. Sprecher and his wife pay all fees and charges related to the services and use of the hangar at commercial rates for their private aircraft. The fees and charges paid to the management company consist of a fixed annual cost for the operation of the aircraft, which is consistent with the cost paid by the unaffiliated members with similar aircraft, and a fee for the use of the hangar each year. In 2020 and 2021, Mr. Sprecher and Ms. Loeffler paid the management company $649,481 and $1,065,000, respectively, in operational costs and $52,045 and $86,100, respectively, for the use of the hangar. This arrangement helps offset certain of the fixed costs that ICE and the other members would otherwise incur for operation of their aircraft. ICE does not cross-lease Mr. Sprecher and Ms. Loeffler’s private aircraft and ICE has not made, and does not intend to make, any payment to Mr. Sprecher and Ms. Loeffler in connection with their ownership and operation of a private aircraft. The management company routinely adjusts its charges in order to cover costs and not generate profit.

Except as described in this Supplement, none of the items or information presented in the 2022 Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2022 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2022 Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the 2022 Proxy Statement.